Exhibit 99.1

CSC CREDIT SERVICES

Audited financial statements

Year ended March 31, 2012

CSC CREDIT SERVICES
CONTENTS

CSC CREDIT SERVICES
REPORT OF INDEPENDENT AUDITOR

REPORT OF INDEPENDENT AUDITOR

To the Board of Directors

Computer Sciences Corporation

Falls Church, VA

We have audited the accompanying balance sheet of CSC Credit Services, Inc. (“Credit Services”), a wholly owned subsidiary of Computer Sciences Corporation, as of March 31, 2012, and the related statements of income, comprehensive income, parent company equity, and cash flows for the year ended March 31, 2012. These financial statements are the responsibility of Computer Sciences Corporation’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Credit Services’ internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Credit Services as of March 31, 2012, and the results of its operations and its cash flows for the year ended March 31, 2012, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Notes 1 and 12 to the financial statements, the accompanying financial statements have been prepared from the separate records maintained by Computer Sciences Corporation and such financial statements may not necessarily be indicative of the conditions that would have existed or the results of operations if Credit Services had been operated as an unaffiliated entity. Certain assets, liabilities, and expenses represent allocations from Computer Sciences Corporation.

November 21, 2012 (December 7, 2012 as to the asset purchase agreement described in Note 15)

McLean, Virginia

1

CSC CREDIT SERVICES
STATEMENT OF INCOME
Amounts in thousands of U.S. Dollars

Year ended
March 31, 2012

Revenues	$223,241
Cost of services (note 12)	106,697
Operating expenses (note 12)	11,391
Corporate general and administration expenses (note 12)	1,513
Related party interest expense	29,763
Income before taxes	73,877
Provision for income taxes (note 8)	26,984
Net income	$46,893

(The accompanying notes are an integral part of these financial statements)

2

CSC CREDIT SERVICES
STATEMENT OF COMPREHENSIVE INCOME
Amounts in thousands of U.S. Dollars

Year ended
March 31, 2012

Net Income	$46,893
Other Comprehensive income, before tax:
Postretirement benefit plans, net (note 10)	78
Other comprehensive income, before tax	78
Income tax expense related to items of other comprehensive income	28
Other comprehensive income, net of tax	50
Comprehensive income	$46,943

(The accompanying notes are an integral part of these financial statements)

3

CSC CREDIT SERVICES
BALANCE SHEET
Amounts in thousands of U.S. Dollars

March 31, 2012

ASSETS

Current assets
Cash and cash equivalents	$-
Receivables, net of allowance of $25 (note 3)	17,309
Current deferred tax assets (note 8)	567
Prepaid expenses	492
Total current assets	18,368

Property and equipment, net ( note 4)	615
Deferred tax assets (note 8)	282
Goodwill (note 5(a))	2,373
Other intangible assets, net (note 5(b))	3,267
Total assets	$24,905

LIABILITIES AND PARENT COMPANY EQUITY

Current liabilities
Advance contracts payable	$280
Accounts payable	1,234
Accrued expenses (note 6)	4,306
Accrued payroll	2,648
Income tax payable	27,234
Other current liabilities	177
Total current liabilities	35,879

Related party debt (note 12)	416,527
Other long term liabilities (note 7)	2,526
Total liabilities	454,932

Commitments and contingencies (note 14)	-

Parent company equity (includes common stock $1 par value, 1000 shares authorized, issued, and outstanding)	(430,113)
Accumulated other comprehensive income	86
Total parent company equity	(430,027)
Total parent company equity and liabilities	$24,905

(The accompanying notes are an integral part of these financial statements)

4

CSC CREDIT SERVICES
STATEMENT OF PARENT COMPANY EQUITY
Amounts in thousands of U.S. Dollars

		Accumulated
		other
		comprehensive
	Parent company equity	income	Total
Balance April 1, 2011	$(396,816)	$36	$(396,780)
Net income	46,893	-	46,893
Other postretirement benefit plans, net of tax of $28	-	50	50
Net transfers to Parent	(80,190)	-	(80,190)
Balance as of March 31, 2012	$(430,113)	$86	$(430,027)

(The accompanying notes are an integral part of these financial statements)

5

CSC CREDIT SERVICES
STATEMENT OF CASH FLOWS
Amounts in thousands of U.S. Dollars

Year ended
March 31, 2012

Operating activities:
Net income	$46,893
Adjustments to reconcile net income to cash provided by operations:
Amortization of intangible assets	1,024
Non-cash related party interest expense	29,763
Depreciation	158
Bad debt expense	28
Change in deferred taxes	(54)
Decrease (increase) in operating assets:
Receivables	(420)
Prepaid expenses	36
Increase (decrease) in operating liabilities:
Accounts payable	252
Accrued expenses	220
Accrued payroll	17
Income tax payable	3,058
Advance contracts payable and other liabilities	(392)
Cash provided by operating activities	80,583
Investing activities:
Purchases of property and equipment	(383)
Purchases of other intangible assets	(10)
Cash used for investing activities	(393)
Financing activities:
Net transfers to Parent	(80,190)
Cash used for financing activities	(80,190)
Increase (decrease) in cash and cash equivalents	-
Cash and cash equivalents at beginning of period	-
Cash and cash equivalents at end of period	$-
Supplemental cash flow information:
Cash paid during the year for:
Interest	-
Income taxes, net of refunds	-

(The accompanying notes are an integral part of these financial statements)

6

CSC CREDIT SERVICES
NOTES TO THE FINANCIAL STATEMENTS Amounts in thousands of U.S. Dollars

1.	NATURE OF BUSINESS AND BASIS OF PRESENTATION

Description of Business

The accompanying financial statements present the assets, liabilities, revenues and expenses related to CSC Credit Services (the Business, we, our, or us), a business of Computer Sciences Corporation (CSC or the Parent). CSC Credit Services does not operate as a separate, standalone entity and is comprised of one wholly owned legal entity for which CSC Credit Services is the sole business. Historically, CSC Credit Services operated as part of CSC, and its results of operations have been reported in CSC’s financial statements.

We collect, organize and manage various types of financial, demographic, employment and marketing information. Our services enable businesses to make credit and service decisions, manage their portfolio risk, automate or outsource certain payroll-related, tax and human resources business processes, and develop marketing strategies concerning consumers and commercial enterprises. We serve customers across a wide range of industries, including the financial services, mortgage, retail, telecommunications, utilities, automotive, brokerage, healthcare and insurance industries, as well as government agencies. We also enable consumers to manage and protect their financial health through a portfolio of products offered directly to consumers. As of and for the year ended March 31, 2012, we operated only in the United States.

Basis of Presentation

These financial statements have been derived from the financial statements and accounting records of CSC using the historical results of operations and the historical cost basis of the assets and liabilities of CSC Credit Services.

Separate financial statements have been prepared historically for CSC Credit Services, but no financial statement audits have been conducted for CSC Credit Services from a stand-alone perspective. These financial statements have been prepared in anticipation of a potential divestiture of CSC Credit Services by CSC (see note 15). These financial statements reflect the carve-out financial position and the related results of operations, cash flows, and changes in parent company equity for CSC Credit Services described above in a manner consistent with how CSC managed the business and as though CSC Credit Services had been a stand-alone entity as of and for the year ended March 31, 2012.

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). All significant intercompany transactions and balances have been eliminated.

Included in the presentation are related party debt (Grid notes) of $416,527 and current taxes payable of $27,234. For purposes of these financial statements, these amounts are shown separately from Parent Company Equity on the balance sheet, giving rise to negative carrying value and net working capital. The Grid notes are specific interest accruing notes between CSC Credit Services and other entities of the Parent (see note 12). The current tax payable is an estimate of the current payable that would be paid via the Parent, as though CSC Credit Services is a single tax paying entity (see note 8). The Parent does not intend to settle these obligations in cash from CSC Credit Services, and therefore CSC Credit Services has sufficient resources to settle its operational obligations as they come due in the normal course of business.

GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. These estimates are based on management’s best knowledge of historical experience, current events, and on various other assumptions that are believed to be reasonable under the circumstances. As a result, actual results could differ from those estimates. Amounts subject to significant judgment and estimates include, but are not limited to cash flows used in the evaluation of impairment of goodwill, intangible assets, collectability of receivables, reserves for uncertain tax benefits, valuation allowance on deferred tax assets, loss accruals for litigation, employee related liabilities and inputs used for computing stock based compensation.

7

CSC CREDIT SERVICES
NOTES TO THE FINANCIAL STATEMENTS
Amounts in thousands of U.S. Dollars

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) Revenue Recognition

Revenue is recognized when persuasive evidence of an arrangement exists, collectability of arrangement consideration is reasonably assured, the arrangement fees are fixed or determinable and delivery of the service has been completed. We consider the earnings process to be completed when we have fulfilled our specific obligations under the contract as demonstrated by the evidence of rendering of services. We classify receivables for services rendered but not yet billed to our customers as unbilled receivables.

Most of our revenues are based upon transactional activity generated by our customers’ or Equifax Inc.’s (Equifax) customers’ access to, or queries of, the proprietary database hosted at Equifax. CSC Credit Services has an agreement with Equifax under which CSC Credit Services utilizes Equifax’s computerized credit database services. We retain ownership of our credit files and the revenues generated by our credit reporting activities. We pay Equifax a processing fee for maintaining the database and for each report supplied. Revenues are typically usage-based and may incorporate volume-tiered unit pricing determined at the onset of a customer arrangement or pursuant to our agreement with Equifax.

For transactional activity generated by our customers, we generally establish our own pricing and retain the related risks and rewards of ownership, such as the risk of loss for collection, delivery, or returns, as the primary obligor in sales transactions with our customers and assume credit risk for amounts billed to our customers. Accordingly, we generally recognize revenue for the sale of access to, or queries of, the proprietary database hosted by Equifax to our customers based on the gross amounts billed. For sales generated by Equifax’s customers, we are generally not the primary obligor in the sales transactions and Equifax establishes its own pricing. Therefore, we account for such sales on a net basis by recognizing only the commission we retain from each sale. The table below identifies revenues by revenue category for the year ended March 31, 2012:

Concentration of Revenue for the year ended March 31, 2012:

Category of Revenue	Type (a)	File owner	File Seller	Gross/Net	Revenue	% of Total
Credit Reporting	Retail	CSC Credit Services	CSC Credit Services	Gross	$81,353	36%
	Wholesale	CSC Credit Services	Equifax	Net	71,805	32%
	Other	CSC Credit Services	CSC Credit Services	Gross	13,252	6%
Mortgage		Both	CSC Credit Services	Gross	14,744	7%
CSC Prescreening		Both	CSC Credit Services	Gross	20,067	9%
Equifax Prescreening & Monitoring		CSC Credit Services	Equifax	Net	22,020	10%
					$223,241

  (a) Type refers to nature of the end customer.

(b) Cost of Services

Cost of services consist primarily of (1) purchase credit information; (2) fees associated with services provided by Equifax as described in our revenue recognition note above; (3) customer service and consumer compliance support costs; (4) sales related costs; (5) telecommunication and computer network expense; and (6) occupancy costs associated with facilities where these functions are performed by CSC Credit Services’ employees.

(c) Operating Expenses

Operating expenses consist primarily of personnel-related costs, corporate costs, fees for professional and consulting services, advertising costs, and other costs of administration.

8

CSC CREDIT SERVICES
NOTES TO THE FINANCIAL STATEMENTS
Amounts in thousands of U.S. Dollars

(d) Corporate General and Administrative

Corporate general and administrative costs are general and administrative costs that are incurred by the Parent that benefit the Business and consist of the following general cost pools: personnel services, management information, project management tools, domestic accounting, accounting services, and residual. All corporate general and administrative costs are allocated to a single cost pool and allocated to the Business on a monthly basis (see note 12).

(e) Stock-Based Compensation

The Parent provides different forms of stock-based compensation to the Business’ employees. For awards settled in shares, the Parent measures compensation expense based on the grant-date fair value net of estimated forfeitures. For awards settled in cash, the Parent measures compensation expense based on the fair value at each reporting date net of estimated forfeitures. The Business recognized stock-based compensation expense for the year ended March 31, 2012 as follows:

For the year ended
March 31, 2012
Cost of services	$146
Corporate general and administrative	285
Total	431
Total, net of tax	$274

The cost of stock-based payment transactions is recognized in the financial statements over the period services are rendered according to the fair value of the stock-based awards issued. All stock-based awards, which include stock options and restricted stock units (RSUs), are classified as equity instruments by the Parent. The cost to the Business is reflected in the Statement of Cash Flows as part of net transfers to Parent.

The Black-Scholes model was used in determining the fair value of options granted. The expected term was calculated based on the Parent’s historical experience with respect to its stock plan activity in combination with an estimate of when vested and unexercised option shares will be exercised. Separate assumptions for the expected term of options granted were determined based on two separate job tiers which had distinct historical exercise behavior resulting in separate fair value calculations by job tier. The risk-free interest rate was based on the zero coupon interest rate of U.S. government issued Treasury strips with a period commensurate with the expected term of the options. Volatility is based a blended approach using an equal weighting of implied volatility and historical volatility related to the Parent’s stock price. The dividend yield assumption was added concurrent with the introduction of a cash dividend by the Parent in the year ended March 31, 2011 and is based on the respective fiscal year dividend payouts.

(f) Deferred Compensation Plan

The Parent maintains deferred compensation plans that allow for certain management employees to defer the receipt of compensation (such as salary, incentive compensation and commissions) until a later date based on the terms of the plans. Pursuant to the plan, certain management and highly compensated employees are eligible to defer all or a portion of their regular salary that exceeds the limitation set forth in Internal Revenue Section 401(a)(17) and all or a portion of their incentive compensation. Each plan participant is fully vested in all deferred compensation and earnings credited to his or her account. The liability representing benefits accrued for plan participants is valued at the quoted market prices of the participants’ investment elections, and is reflected in parent company equity.

(g) Income Taxes

Historically, the results of CSC Credit Services have been included in the federal and state tax returns of CSC. Income tax expense and other tax-related information contained in these financial statements are presented as if CSC Credit Services filed its own tax returns on a stand-alone basis and were based on the prevailing statutory rates for United States Federal income taxes and the composite state income tax rate for CSC Credit Services.

9

CSC CREDIT SERVICES
NOTES TO THE FINANCIAL STATEMENTS
Amounts in thousands of U.S. Dollars

We account for income taxes under the asset and liability method. Deferred income tax assets and liabilities are determined based on the estimated future tax effects of temporary differences between the financial statement and tax bases of assets and liabilities, as measured by current enacted tax rates. We assess whether it is more likely than not that we will generate sufficient taxable income to realize our deferred tax assets. We record a valuation allowance, as necessary, to reduce our deferred tax assets to the amount of future tax benefit that we estimate is more likely than not to be realized.

We account for income tax uncertainties in accordance with Accounting Standards Codification (ASC) 740-10, “Tax Provisions,” which prescribes a recognition threshold and measurement criteria for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Benefits from tax positions should be recognized in the financial statements only when it is more likely than not that the tax position will be sustained upon examination by the appropriate taxing authority that would have full knowledge of all relevant information. A tax position that meets the more-likely-than-not recognition threshold is measured at the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement. We recognize interest and penalties accrued related to unrecognized tax benefits in the provision for income taxes on our Statements of Income. Previously recognized tax positions that no longer meet the more-likely-than-not recognition threshold should be derecognized in the first subsequent financial reporting period in which that threshold is no longer met. ASC 740 also provides guidance on the accounting for and disclosure of liabilities for uncertain tax positions, interest and penalties. Changes in tax laws and rates are reflected in our income tax provision in the period in which they occur.

Current income tax liabilities were assumed to be settled the following year between CSC Credit Services and the Parent and have been shown separate from Parent Company Equity. The amount as of March 31, 2012 is $27,234.

(h) Cash and Cash Equivalents

We consider all highly liquid investments with an original maturity of three months or less to be cash equivalents. Our cash equivalents consist primarily of cash, which is $0 as of March 31, 2012.

The Parent uses a centralized approach for cash management and financing of operations. The Business’ cash is available for use and is regularly “swept” by the Parent at its discretion. Transfers of cash both to and from the Parent are included within net transfers to the Parent on the Statement of Parent Company Equity and Statement of Cash Flows. The main components of the net transfers to the Parent are cash pooling and various allocations from the Parent.

(i) Receivables and Allowance for Doubtful Accounts

We do not recognize interest income on our trade receivables. Additionally, we generally do not require collateral from our customers related to our trade accounts receivable.

The allowance for doubtful accounts for estimated losses on trade accounts receivable is based on historical write-off experience, an analysis of the aging of outstanding receivables, customer payment patterns and the establishment of specific reserves for customers in an adverse financial condition. We reassess the adequacy of the allowance for doubtful accounts each reporting period. Increases to the allowance for doubtful accounts are recorded as bad debt expense, which are included in operating expenses on the accompanying Statement of Income. Bad debt expense was $28 for the year ended March 31, 2012.

(j) Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. The cost of additions is capitalized. Property and equipment are depreciated on a straight-line basis over the assets’ estimated useful lives. Upon sale or retirement of an asset, the related costs and accumulated depreciation are removed from the accounts and any gain or loss is recognized and included in income from operations on the Statements of Income, with the classification of any gain or loss dependent on the characteristics of the asset sold or retired.

10

CSC CREDIT SERVICES
NOTES TO THE FINANCIAL STATEMENTS
Amounts in thousands of U.S. Dollars

The Business’ depreciation and amortization policies are as follows:

Asset	Useful Life
(in years)
Computers and related equipment	3 to 10
Furniture and other equipment	5 to 10
Leasehold improvements	3 to 11

The Business leases office space at its headquarters in Houston, TX, as well as three other locations. The Business also leases various pieces of office equipment. We have determined that all of these leases constitute operating leases, and therefore our financial statements do not reflect a capital liability or asset for these leases (see note 14).

(k) Impairment of Property and Equipment

We monitor the status of our long-lived assets in order to determine if conditions exist or events and circumstances indicate that an asset group may be impaired in that its carrying amount may not be recoverable. Significant factors that are considered that could be indicative of an impairment include: changes in business strategy, market conditions or the manner in which an asset group is used; underperformance relative to historical or expected future operating results; and negative industry or economic trends. If potential indicators of impairment exist, we estimate recoverability based on the asset group’s ability to generate cash flows greater than the carrying value of the asset group. We estimate the undiscounted future cash flows arising from the use and eventual disposition of the related long-lived asset group. If the carrying value of the long-lived asset group exceeds the estimated future undiscounted cash flows, an impairment loss is recorded based on the amount by which the asset group’s carrying amount exceeds its fair value. We utilize estimates of discounted future cash flows to determine the asset group’s fair value. We did not record any impairment losses in the period presented.

(l) Software Development Costs

The Business capitalizes costs incurred to develop commercial software products after technological feasibility has been established. Enhancements to software products are capitalized where such enhancements extend the life or significantly expand the marketability of the products. Annual amortization expense is calculated based on the greater of (a) the ratio of current gross revenues for each product to the total of current anticipated future gross revenues for the product or (b) the straight-line method over the estimated economic life of the product.

Unamortized capitalized software costs associated with commercial software products are regularly evaluated for impairment on a product-by-product basis by a comparison of the unamortized balance to the product’s net realizable value. The net realizable value is the estimated future gross revenues from that product reduced by the related estimated future costs. When the unamortized balance exceeds the net realizable value, the unamortized balance is written down to the net realizable value and an impairment charge is recorded

The Business capitalizes costs incurred to develop internal-use computer software. Internal and external costs incurred in connection with development of upgrades or enhancements that result in additional functionality are also capitalized. These capitalized costs are amortized on a straight-line basis over the estimated useful life of the software. Purchased software is capitalized and amortized over the estimated useful life of the software.

11

CSC CREDIT SERVICES
NOTES TO THE FINANCIAL STATEMENTS
Amounts in thousands of U.S. Dollars

(m) Goodwill

Goodwill represents the cost in excess of the fair value of the net assets of acquired businesses. Goodwill is not amortized. The operations of the Business consist of a single reporting unit which is the same as its reportable segment. The Parent tests goodwill for impairment on an annual basis for BSS-FS (the reporting unit of which CSC Credit Services is a component), as of the first day of the second fiscal quarter, and between annual tests if an event occurs, or circumstances change, that would more likely than not reduce the fair value of a reporting unit below its carrying amount. A significant amount of judgment is involved in determining if an indicator of impairment has occurred between annual testing dates. Such indicators may include: a significant decline in expected future cash flows; a significant adverse change in legal factors or in the business climate; unanticipated competition; and the testing for recoverability of a significant asset group within a reporting unit. CSC Credit Services has a positive fair value in excess of a negative carrying value. As such, we have applied the concepts prescribed in Accounting Standards Update (ASU) 2011-08 “Testing for Goodwill Impairment” which permit us to consider qualitative factors as to whether it is more likely than not that goodwill impairment could exist. We evaluated factors such as the Parent’s goodwill impairment test of the BSS-FS reporting unit, projected profitability of CSC Credit Services, and past profitability of CSC Credit Services, and determined no impairment exists.

(n) Intangible Assets

Purchased intangible assets represent the estimated fair value of acquired intangible assets used in our business. Purchased credit files represent the estimated fair value of consumer credit files acquired primarily through the purchase of independent credit reporting agencies in the U.S. prior to 2000. We expense the cost of modifying and updating credit files in the period such costs are incurred. We amortize purchased data files, which primarily consist of acquired credit files, on a straight-line basis.

Predominantly all of our other purchased intangible assets are also amortized on a straight-line basis.

Asset	Useful Life
(in years)
Purchased credit files	10 to 20
Purchased software	3
Non-compete agreements	5
Internally developed software	5

(o) Benefit Plans

The Parent maintains a healthcare and life insurance benefit plan on our behalf of eligible retired employees of CSC Credit Services (Pre-1992 OPEB). Benefits under the other postretirement benefit plan are generally based on age at retirement and years of service. The net periodic cost of our other postretirement plans is determined using several actuarial assumptions, the most significant of which are the discount rate and the expected return on plan assets. Our Balance Sheet reflects the unfunded status of the other postretirement plans.

Additionally, certain employees participate in another post-employment benefit plan (1992 OPEB) sponsored by the Parent and accounted for by the Parent in accordance with accounting guidance for other post-employment benefit plans. For the 1992 OPEB, CSC Credit Services has considered it to be part of a multiemployer plan with the Parent. The expense related to CSC Credit Services employees of approximately $98 was reported within cost of services in the Statement of Income (see note 10).

(p) Parent Company Equity

Parent company equity in the Balance Sheet represents the Parent’s historical investment in the Business, which consists of 1,000 shares of common stock at $1 per share and no additional paid-in capital plus accumulated net income, and the net effect of transactions with and allocations from the Parent. Note 12 (“Related Parties, including corporate allocations”) provides additional information regarding the allocation to the Business of various expenses incurred by the Parent.

12

CSC CREDIT SERVICES
NOTES TO THE FINANCIAL STATEMENTS
Amounts in thousands of U.S. Dollars

(q) Financial Instruments

 Our financial instruments consist primarily of receivables, accounts payable and related party debt. The carrying amounts of receivables and accounts payables approximate their fair market values. Related party debt is a financial instrument not carried at fair value. It is not practicable to estimate the fair value of the related party debt because of the unique terms of the related party debt, including the lack of a specified maturity date and the lack of a requirement to pay the interest in cash.

(r) Recent Accounting Pronouncements

New Accounting Standards

In November 2010, the FASB issued ASU 2010–28, “When to Perform Step 2 of the Goodwill Impairment Test for Reporting Units with Zero or Negative Carrying Amounts–A Consensus of the FASB Emerging Issues Task Force.” The guidance modifies Step 1 of the goodwill impairment test for reporting units with zero or negative carrying amounts. For those reporting units, an entity is required to perform Step 2 of the goodwill impairment test if it is more likely than not that a goodwill impairment exists. In determining whether it is more likely than not that goodwill impairment exists, an entity should consider whether there are any adverse qualitative factors indicating that impairment may exist. The amendments in the update became effective at the beginning of CSC Credit Services’ the year ended March 31, 2012 and did not have a material effect on CSC Credit Services’ financial statements.

On June 16, 2011, the FASB issued ASU 2011-05, “Presentation of Comprehensive Income,” which revises the manner in which entities present comprehensive income in their financial statements. The new guidance removes the presentation options in ASC 220 and requires entities to report components of comprehensive income in either (1) a continuous statement of comprehensive income or (2) two separate but consecutive statements. On December 23, 2011, the FASB issued ASU 2011-12, “Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05,” which defers the requirement under ASU 2011-05 to present on the face of the financial statements the effects of reclassifications out of accumulated other comprehensive income on the components of net income for all periods presented. The amendments in both updates become effective for fiscal years, and interim periods within those years, beginning after December 15, 2011, which are reflected in these financial statements for 2012.

On September 15, 2011, the FASB issued ASU 2011-08, “Testing Goodwill for Impairment,” which revises guidance on testing goodwill for impairment. The amendments in the ASU allow an entity the option to first assess qualitative factors to determine whether the existence of events or circumstances leads to a determination that it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If an entity determines that it is not more likely than not, then performing the two-step impairment is unnecessary. However, if the entity concludes that fair value is more likely than not less than carrying value, then it is required to perform the first step of the two-step impairment test and calculate the fair value of the reporting unit to compare with the carrying value of the reporting unit as described in ASC 350–20–35–4. The entity may bypass the initial qualitative assessment for any reporting unit in any period and proceed directly to the first step of the two-step impairment test. The entity may resume performing the qualitative assessment in any subsequent period. The amendments in the update become effective for interim and annual goodwill impairment tests performed for fiscal years beginning after December 15, 2011, but CSC Credit services has elected to adopt this standard for the fiscal year ended March 31, 2012. The adoption of this amendment did not have a material effect on CSC Credit Services’ financial statements.

13

CSC CREDIT SERVICES
NOTES TO THE FINANCIAL STATEMENTS
Amounts in thousands of U.S. Dollars

Standards Issued But Not Yet Effective

On December 16, 2011, the FASB issued ASU 2011-11, “Disclosures about Offsetting Assets and Liabilities,” which provides guidance on disclosure of information pertaining to the offsetting (netting) of assets and liabilities in the financial statements. The amendments in this ASU affect all entities that have financial instruments and derivative instruments that are either offset in accordance with either ASC 210–20–45 or ASC 815–10–45, or subject to an enforceable master netting arrangement or similar agreement. ASU 2011–11 amends the existing disclosure requirements on offsetting in ASC 210 20 50 by requiring disclosures relating to gross amounts of recognized assets and liabilities, the amounts that are offset, net amounts presented in the balance sheet, and amounts subject to an enforceable master netting arrangement or similar agreement. The amendments in the update become effective for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods. The adoption of the amendments of this update is not expected to have a material effect on CSC Credit Services’ financial statements.

(This space has been intentionally left blank)

14

CSC CREDIT SERVICES
NOTES TO THE FINANCIAL STATEMENTS
Amounts in thousands of U.S. Dollars

3.	RECEIVABLES

Receivables consist of the following:

March 31, 2012
Billed trade accounts	$5,558
Unbilled trade receivables	9,435
Other receivables	2,341
Less: Allowance for doubtful accounts	(25)
Receivables, net of allowance	$17,309

Other receivables represent the net receivable related to our transactions with Equifax. We recognize a net receivable (or payable, if applicable) with Equifax for the difference between the amounts Equifax owes us for using our credit files and the amounts we owe Equifax for the use of their credit files and other services they perform for us. This net receivable amount is a determinable amount and we have the right to set off the amount owed to Equifax with the amount owed to us by Equifax. We intend to set off and the right of set off is enforceable by law.

4.	PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

March 31, 2012
Computer equipment and furniture	$4,133
Building and building improvements	416
Construction in progress	128
Total cost of property and equipment	4,677
Less: Accumulated depreciation	(4,062)
Total property and equipment, net of accumulated depreciation	$615

Depreciation related to property and equipment was $158 for the year ended March 31, 2012.

5.	GOODWILL AND OTHER INTANGIBLE ASSETS

(a) Goodwill

The fair value estimates for our reporting unit were determined using a combination of the income and market approaches in accordance with the Business’ methodology. Our annual impairment test is performed on the first day of the second fiscal quarter annually, or more regularly when required, and in 2012 resulted in no impairment of goodwill.

There were no changes in the amount of goodwill for the year ended March 31, 2012.

15

CSC CREDIT SERVICES
NOTES TO THE FINANCIAL STATEMENTS
Amounts in thousands of U.S. Dollars

(b) Other Intangible Assets

Purchased intangible assets recorded on our Balance Sheets as of March 31, 2012 is as follows:

		Accumulated
	Gross Amount	Amortization	Net Amount
Non-compete agreement	$50	$22	$28
Purchased credit files	68,223	65,003	3,220
Purchased software	939	926	13
Internally developed software	2,265	2,259	6
Total Other Intangible Assets	$71,477	$68,210	$3,267

Amortization expense was $1,024 for the year ended March 31, 2012. Estimated future amortization expense related to definite-lived purchased intangible assets as of March 31, 2012 is as follows:

Years ending March 31,	Amount
2013	666
2014	658
2015	655
2016	644
2017	644

6.	ACCRUED EXPENSES

Accrued expenses consist of the following:

March 31, 2012
Vendor payments	$2,275
Management bonus	852
Accrued royalty	536
Accrued legal	285
Other	358
Total	$4,306

7.	OTHER LONG TERM LIABILITIES

Other long term liabilities consist of the following:

March 31, 2012
Pre-1992 OPEB Liability	$722
Deferred lease liability	411
Income tax payable	74
Fin 48 accrued liability	1,319
$2,526

16

CSC CREDIT SERVICES
NOTES TO THE FINANCIAL STATEMENTS
Amounts in thousands of U.S. Dollars

8.	INCOME TAXES

The provision for income taxes from continuing operations consisted of the following:

March 31, 2012
Current:
Federal	25,385
State	1,653
$27,038
Deferred:
Federal	(51)
State	(3)
(54)
Provision for income taxes	$26,984

The provision for income taxes reconciles with the U.S. federal statutory rate, as follows:

March 31, 2012
Federal statutory rate	35.0%
State and local taxes, net of federal tax benefit	1.4%
Other	0.1%
Effective income tax rate	36.5%

We record deferred income taxes using enacted tax laws and rates for the years in which the taxes are expected to be paid. Deferred income tax assets and liabilities are recorded based on the differences between the financial reporting and income tax bases of assets and liabilities.

Components of the deferred income tax assets and liabilities were as follows:

March 31, 2012
Deferred income tax assets:
Employee compensation programs	$1,639
Federal benefit on state taxes	225
Deferred rent	161
Accrued interest	75
Other	42
Gross deferred income tax assets	2,142
Valuation allowance	-
Total deferred income tax assets, net	$2,142

Deferred income tax liabilities:
Depreciation and amortization	$(1,211)
Prepaid Expenses	(82)
Total deferred income tax liability	$(1,293)
Net deferred income tax assets	$849

17

CSC CREDIT SERVICES
NOTES TO THE FINANCIAL STATEMENTS
Amounts in thousands of U.S. Dollars

Although realization is not assured, management believes it is more likely than not that all deferred tax assets will be realized.

Our deferred income tax assets as of March 31, 2012 were included in the accompanying Balance Sheet as follows:

March 31, 2012
Current deferred income tax assets	567
Long-term deferred income tax assets	282
Net deferred income tax assets	$849

The following table summarizes the activity related to the Business’ uncertain tax positions (excluding interest and penalties):

March 31, 2012
Balance at the beginning of Fiscal Year	1,046
Increases related to current year tax positions	6
Balance at End of Fiscal Year	$1,052

The Business recorded liabilities of $1,318 for uncertain tax positions as of March 31, 2012 which included interest and penalties of $207 and $59, respectively. As of March 31, 2012, the total amount of uncertain tax positions that, if recognized, would have affected the effective tax rate was $418 (exclusive of interest and penalties).

The Business recognizes interest accrued related to uncertain tax positions and penalties as a component of income tax expense. For the year ended March 31, 2012, the Business had an increase in interest of $26 ($17 net of tax).

The Parent is currently under examination in several tax jurisdictions. A summary of the tax years that remain subject to examination are:

Tax Years that Remain Subject to
Jurisdiction	Examination (Fiscal Year Ending):
United States – Federal	2008 and forward
United States – Various States	2001 and forward

The Parent may settle tax examinations, have lapses in statutes of limitations, or voluntarily settle income tax positions in negotiated settlements for different amounts than the Business has accrued as uncertain tax positions. The Business believes the outcomes which are reasonably possible within the next twelve months may result in a reduction in the liability for uncertain tax positions of up to $331, excluding interest and penalties.

9.	STOCK-BASED COMPENSATION

For the year ended March 31, 2012, the Business paid the Parent for stock-based compensation expense of $431.

Employee Incentives The Parent has three stock incentive plans which are not exclusive to the Business that authorize the issuance of stock options, restricted stock and other stock-based incentives to employees upon terms approved by the Compensation Committee of the Board of Directors. CSC issues authorized but previously unissued shares upon the exercise of stock options, the granting of restricted stock and the redemption of restricted stock units (RSUs).

18

CSC CREDIT SERVICES
NOTES TO THE FINANCIAL STATEMENTS
Amounts in thousands of U.S. Dollars

Stock Options

Information concerning activity during the year ended March 31, 2012 for stock options granted to employees of the Business under the Parent’s stock incentive plans is as follows:

			Weighted-
		Weighted-	Average
	Number of	Average	Remaining	Aggregate
	Option	Exercise	Contractual	Intrinsic
	Shares	Price	Term	Value
	(in shares)	(dollars per	(in years)
		share)
Outstanding at April 1, 2011	235,770	$48.08	4.33	$734
Granted (all at market price)	13,200	$38.55
Exercised	0	$0.00
Forfeited and cancelled	(82,688)	$47.04
Outstanding as of March 31, 2012	166,282	$47.85	5.65	$1
Vested and expected to vest in the	166,282	$47.85	5.65	$1
future as of March 31, 2012
Exercisable as of March 31, 2012	129,753	$49.10	4.89	$1

The Parent’s standard vesting schedule for stock options is one-third on each of the first three anniversaries of the grant date. Stock options are generally granted for a term of ten years. Information concerning stock options outstanding as of March 31, 2012 is as follows:

	March 31, 2012
	Options Outstanding			Options Exercisable
			Weighted
		Weighted	Average		Weighted
		Average	Remaining		Average
Range of Option	Number	Exercise	Contractual	Number	Exercise
Exercise Price	Outstanding	Price	Term	Exercisable	Price
(dollars per share)	(in shares)	(dollars per share)	(years)	(in shares)	(dollars per share)
$29.35-$44.30	56,366	$40.55	5.87	35,168	$40.94
$45.61-$52.02	65,166	$49.05	6.11	49,835	$49.31
$55.23-$55.35	44,750	$55.29	4.69	44,750	$55.29
	166,282			129,753

There were no options exercised during the year ended March 31, 2012. The total grant date fair value of stock options vested during the year ended March 31, 2012 was $412.

As of March 31, 2012, there was $146 of total unrecognized compensation expense related to unvested stock options, net of expected forfeitures. The cost is expected to be recognized over a weighted-average period of 1.43 years.

19

CSC CREDIT SERVICES
NOTES TO THE FINANCIAL STATEMENTS
Amounts in thousands of U.S. Dollars

Forfeitures are estimated based on historical experience; any adjustments to reflect actual forfeitures for the fiscal period occur in the subsequent first quarter of the following fiscal year. The weighted average grant date fair values of stock options granted during the year ended March 31, 2012, was $9.59 per share. In calculating the compensation expense for its stock incentive plans, the following weighted average assumptions were used:

2012
Risk free interest rate	1.43%
Expected volatility	31%
Expected term (in years)	5.49
Dividend yield	1.75%

For the year ended March 31, 2012 the actual tax benefit realized for tax deductions from exercising stock options was $6 related to all of its stock incentive plans.

Other Equity Awards

Other Equity Awards, including restricted stock units (RSUs), generally vest over periods of three to five years. CSC issued RSUs consists of shares of CSC common stock issued at a price of $0. Upon the vesting date, RSUs are automatically redeemed for shares of CSC common stock and dividend equivalents. If prior to the redemption in full of the RSU, the employee’s status as a full-time employee is terminated, then the RSU is automatically cancelled on the employment termination date and any unvested shares are forfeited.

During the year ended March 31, 2012, certain executives were awarded service-based RSUs for which the shares are redeemable over the ten anniversaries following the executive’s termination, provided the executive remains a full-time employee of the Business until reaching the earlier of age 65 or age 55 or over with at least ten years of service and after termination complies with certain non-competition covenants during the ten-year period.

Information concerning other equity awards activity during the year ended March 31, 2012 is as follows:

		Weighted-Average
	Number of Shares	Fair Value
	(in shares)	(dollars per share)
Outstanding at April 1, 2011	909	$55.23
Granted (all at $0 price)	3,977	32.70
Released/Issued	(455)	55.23
Forfeited and cancelled	-	0.00
Outstanding as of March 31, 2012	4,431	$35.01

As of March 31, 2012, there was $76 of total unrecognized compensation expense related to unvested restricted stock units, net of expected forfeitures. The cost is expected to be recognized over a weighted-average period of 3.04 years.

10. EMPLOYEE BENEFIT PLANS

The Parent offers the pre-1992 OPEB and the 1992 OPEB postretirement benefit plans, life insurance benefits, deferred compensation, and other plans, as described below. All plans are accounted for using the guidance of ASC 710 Compensation - General and ASC 715 Compensation—Retirement Benefits and are measured as of the end of the fiscal year.

20

CSC CREDIT SERVICES
NOTES TO THE FINANCIAL STATEMENTS
Amounts in thousands of U.S. Dollars

Pre-1992 OPEB:

The Parent provides subsidized healthcare and life insurance retirement benefits dedicated for CSC Credit Services employees and retirees, generally for those employed prior to August 1992.

The Parent utilizes actuarial methods to recognize the expense for other postretirement benefit plans. Inherent in the application of these actuarial methods are key assumptions, including, but not limited to, discount rates. Changes in the related other postretirement benefit costs may occur in the future due to changes in the underlying assumptions, changes in the number and composition of plan participants and changes in the level of benefits provided.

In response to the passage of the Patient Protection and Affordable Care Act of 2010 (PPACA), a number of changes were made to the underlying healthcare coverage offered to certain US retirees. In conjunction with those changes, the Parent established limits on the level of employer subsidy it will provide to some retirees. The plan was amended and the impact of these changes was reflected on April 1, 2011. In addition, although many of the administrative provisions of PPACA have not yet been promulgated by regulatory agencies, the Parent included its best estimate of their financial impact in the benefit obligation for its U.S. postretirement benefit plan as of April 1, 2011. In 2012, the retiree medical plan was further amended to allow Medicare Part D subsidies from 2012 and beyond to be collected by the healthcare provider. This subsequent change is reflected as of March 31, 2012 and the impact on the year ended March 31, 2012's net periodic benefit cost was not significant.

The following tables provide reconciliations of the changes in Pre-1992 OPEB plan’s benefit obligations and assets and a statement of funded status:

Reconciliation of Accumulated Postretirement
Benefit Obligation
March 31, 2012
Accumulated benefit obligation at beginning of year	$972
Service cost	-
Interest cost	37
Amendments	99
Actuarial gain	(199)
Benefits paid	(187)
Retiree drug subsidy reimbursement	-
Accumulated benefit obligation at end of year	$722

Reconciliation of Fair Value of Plan Assets
March 31, 2012
Fair value of plan assets at beginning of year	$-
Actual return on plan assets	-
Employer contribution	187
Plan participants’ contributions	-
Benefits paid	(187)
Fair value of plan assets at end of year	$-

Unfunded status at end of year	$722

21

CSC CREDIT SERVICES
NOTES TO THE FINANCIAL STATEMENTS
Amounts in thousands of U.S. Dollars

The following table provides the amounts recorded in the Business’ Balance Sheet:

March 31, 2012
Current liabilities	$(79)
Non-current liabilities	(643)
Net amount recorded	$(722)

March 31, 2012
Net transition obligation	$-
Prior service credit	(185)
Net actuarial loss	52
Accumulated other comprehensive loss	$(133)

The following table summarizes the weighted average assumptions used in the determination of the Business’ postretirement benefit obligations as of March 31, 2012.

March 31, 2012
Discount rate	3.65%

The assumed healthcare cost trend rate used in measuring the accumulated postretirement benefit obligation was 10.25% for the year ended March 31, 2012, declining to 5.0% for 2026 and subsequent years for retirees whose age is less than 65. For retirees whose age is 65 or older, the assumed healthcare cost trend used in measuring accumulated postretirement benefit obligation was 8.25% for the year ended March 31, 2012, declining to 5.0% for 2026 and subsequent years. Assumed healthcare cost trend rates have a significant effect on the amounts reported for the healthcare plans. A one-percentage point change in the assumed healthcare cost trend rates would have had the following effect:

	One Percentage Point
	Increase	Decrease
Effect on accumulated postretirement benefit obligation as of March 31, 2012	$-	$-
Effect on net periodic postretirement benefit cost for the year ended March 31, 2012	(1)	1

The net periodic benefit cost for other postretirement benefit plans included the following components:

March 31, 2012
Service cost	$-
Interest cost	37
Expected return on assets	-
Amortization of transition obligation	-
Amortization of prior service credit	(47)
Recognized actuarial loss	25
Net provision for postretirement benefits	$15

Other before tax changes in plan assets and benefit obligations recognized in other comprehensive income included the following components:

22

CSC CREDIT SERVICES
NOTES TO THE FINANCIAL STATEMENTS
Amounts in thousands of U.S. Dollars

March 31, 2012
Net actuarial gain	$(199)
Prior service cost	99
Amortization of:
Transition (asset) /obligation	-
Prior service credit	47
Actuarial loss	(25)
Total recognized in other comprehensive income	$(78)

Other comprehensive gain related to unamortized postretirement benefit plan costs for the years ended March 31, 2012 was $50, net of taxes of $28.

The prior service credit and actuarial loss for other postretirement benefit plans that will be amortized from accumulated other comprehensive loss into net periodic benefit cost over the next fiscal year are zero, $32 and zero respectively.

The weighted-average of the assumption used to determine net periodic benefit cost was as follows:

March 31, 2012
Discount	4.25%

Information about the expected cash flows for other postretirement benefit plans follows.

Employer
Contributions
2013 (expected)	$79
Expected Benefit Payments
2013	79
2014	78
2015	102
2016	92
2017	83
2018-2022	286

1992 OPEB:

The Parent offers various long-term benefits to its employees. The 1992 OPEB is applicable to certain CSC Credit Services employees. Where permitted by applicable law, the Parent reserves the right to change, modify or discontinue the 1992 OPEB.

The 1992 OPEB is shared amongst the Parent’s businesses, including CSC Credit Services. The expense of CSC Credit Services’ participating employees in this plan is reflected in these financial statements as though CSC Credit Services participates in a multiemployer plan with the Parent. A proportionate share of the cost is reflected in these financial statements. The expense for this plan recorded in cost of services by the Business during the year ended March 31, 2012 was $98. Assets and liabilities are retained by the Parent.

23

CSC CREDIT SERVICES
NOTES TO THE FINANCIAL STATEMENTS
Amounts in thousands of U.S. Dollars

Discount Rate

The U.S. discount rate assumption is prepared with a two-step process; the first step discounts the stream of expected annual benefit payments using high-quality corporate bond yields. In step two, the sum of each year’sdiscounted benefit payments are used to determine a single equivalent discount rate. More specifically, the discount rate was determined by discounting each future year’s expected benefit payments (excluding future service) by a corresponding rate in two nationally recognized independent third party yield curves, going out 99 years into the future. The discounting of future benefit payments resulted in an equivalent present value as if all future benefits were discounted at the single rate (average of two).

Other Benefit Plans

The Business participates in a defined contribution plan for U.S. employees, which is sponsored by the Parent. The plan allows employees to contribute a portion of their earnings in accordance with specified guidelines. In addition, the plan provides for employer matching on a portion of these contributions. During the year ended March 31, 2012, the Business recorded expense of $288 related to employer matching contributions. The expense is included in operating expenses in the Statement of Income.

The Business participates in a deferred compensation plan sponsored by the Parent and under this plan certain management and highly compensated employees are eligible to defer all or a portion of their regular salary that exceeds the limitation set forth in Internal Revenue Section 401(a) (17) and all or a portion of their incentive compensation. Each plan participant is fully vested in all deferred compensation and earnings credited to his or her account. The Business’ expense under the Plan totaled $48 for the year ended March 31, 2012. The expense is included in operating expenses in the Statement of Income and the liability is retained by the Parent.

11. SEGMENT INFORMATION

Reportable Segments

We manage our business and report our financial results through one reportable segment, which is the same as our operating segment. Our operations are conducted entirely in the U.S.

12. RELATED PARTIES, INCLUDING CORPORATE ALLOCATIONS

Related Party Debt

Related Party Debt outstanding as of March 31, 2012 consists of Grid Notes due to CSC of $416,527. Total interest expense for these loans for the year ended March 31, 2012 was $29,763. Interest expense is accrued and added to the grid note balance.

The amounts outstanding as well as the underlying interest rates as of March 31, 2012, are shown in the table below. There are no scheduled maturity dates, however CSC does not intend to settle this debt at any time within a year and this has been classified as a long term liability.

Grid note	Interest rate	Amount outstanding
Grid note “29”	8.5%	$345,956
Grid note “89”	6 months libor + 2.0%	70,571
Total debt		$416,527

24

CSC CREDIT SERVICES
NOTES TO THE FINANCIAL STATEMENTS
Amounts in thousands of U.S. Dollars

Corporate allocations CSC Credit Services has historically been managed and operated in the normal course of business by CSC with other subsidiaries. Accordingly, certain shared costs have been allocated to CSC Credit Services and reflected as expenses in these carve-out financial statements. These costs are settled on a monthly basis with the Parent. Management of CSC considers the allocation methodologies used to be reasonable and appropriate reflections of the related expenses attributable to CSC Credit Services for purposes of these standalone financial statements; however, the expenses reflected in these CSC Credit Services’ financial statements may not be indicative of the actual expenses that would have been incurred during the period presented if CSC Credit Services historically operated as a separate, standalone entity. In addition, the expenses reflected in the financial statements may not be indicative of expenses that will be incurred in the future by CSC Credit Services.

Costs allocated by CSC include, but are not limited to, corporate accounting, human resources, government affairs, information technology, shared real estate expenses, treasury and legal. Costs allocated by CSC are related party costs which include costs incurred by the Parent as well as costs paid to the Parent remitted to third parties. We consider the combination to be corporate allocations and related party in nature as the Business does not directly manage these costs even when remitted to third parties. These costs are included in cost of services, operating expenses and corporate general and administrative expenses in the Statement of Income and totaled $4,616 for the fiscal year ended March 31, 2012 as follows:

March 31, 2012
Cost of services	$3,100
Operating expenses	3
Corporate general and administrative expenses	1,513
Total	$4,616

The costs were allocated to CSC Credit Services using various allocation methods, such as head count, services rendered, and space utilization to CSC Credit Services.

13. CONCENTRATION

Revenues from our largest customer, Equifax, were $93,825 or 42%, of our revenues for the year ended March 31, 2012.

14. COMMITMENTS AND CONTINGENCIES

Leases Our operating leases principally involve office space and office equipment. Rental expense for operating leases, which is recognized on a straight-line basis over the lease term, was $1,400 for the year ended March 31, 2012.

March 31, 2012
Cost of services	$334
Operating expenses	1,066
Total lease expense	$1,400

Expected future minimum payment obligations for non-cancelable operating leases exceeding one year are as follows as of March 31, 2012:

25

CSC CREDIT SERVICES
NOTES TO THE FINANCIAL STATEMENTS
Amounts in thousands of U.S. Dollars

Years ending March 31,	Amount
2013	$1,449
2014	1,452
2015	1,455
2016	348
2017	50

We have no material sublease agreements and as a result, expected sublease income is not reflected as a reduction in the total minimum rental obligations under operating leases in the table above.

Contingencies We are involved in legal proceedings, claims and litigation arising in the ordinary course of business. We periodically assess our exposure related to these matters based on the information which is available. We have recorded accruals in our financial statements for those matters in which it is probable that we have incurred a loss and the amount of the loss, or range of loss, can be reasonably estimated.

For other legal proceedings, claims and litigation, we have recorded loss contingencies that are immaterial, or we cannot reasonably estimate the potential loss because of uncertainties about the outcome of the matter and the amount of the loss or range of loss. We also accrue for unpaid legal fees for services performed to date. Although the final outcome of these other matters cannot be predicted with certainty, any possible adverse outcome arising from these matters is not expected to have a material impact on our financial statements, either individually or in the aggregate. However, our evaluation of the likely impact of these matters may change in the future.

Agreement with Equifax CSC has an agreement with Equifax under which CSC-owned credit reporting agencies utilize Equifax’s computerized credit database services. We retain ownership of our credit files and the revenues generated by our credit reporting activities. We pay Equifax a processing fee for maintaining the database and for each report supplied. The agreement will expire on July 31, 2018 and is renewable at CSC’s option for successive ten-year periods. The agreement provides Equifax with an option to purchase CSC’s credit reporting business if CSC does not elect to renew the agreement or if there is a change in control of CSC while the agreement is in effect. Under the agreement CSC also has an option, exercisable at any time, to sell its credit reporting business to Equifax. The option expires in 2013. The option exercise price will be determined by a third-party appraisal process and would be due in cash within 180 days after the exercise of the option.

15. SUBSEQUENT EVENTS

On October 19, 2012, a putative class action complaint was filed in the United States District Court of the Southern District of Indiana, entitled Andrea M. Childress v. Experian Information Services, Inc. and CSC Credit Services Inc. The complaint alleges Fair Credit Reporting Act claims regarding reports prepared about consumers who filed for Chapter 13 bankruptcy protection and subsequently withdrew their bankruptcy filing before court approval of a bankruptcy plan. Plaintiff, on behalf of the class, seeks statutory and punitive damages, injunctive relief and attorneys' fees. We intend to vigorously defend the allegations. We are unable to estimate any possible loss or range of loss associated with this matter at this time.

On December 1, 2012, a subsidiary of Equifax, Equifax Information Services LLC, entered into a definitive asset purchase agreement with CSC and CSC Credit Services to acquire certain of our assets and operations for $1 billion in cash, subject to certain working capital adjustments (the “Transaction”). Completion of the Transaction is subject to customary closing conditions. The closing of the Transaction is not subject to a financing condition. The Transaction is expected to be completed by December 31, 2012 and the Transaction has no impact on the financial statements contained herein.

26